AGREEMENT OF AMENDMENT

    AGREEMENT OF AMENDMENT dated March 29, 1996 by and among Groundwater Technology, Inc., a Delaware corporation (the "Company"), GTI Acquisition Corporation, a California corporation and a wholly owned subsidiary of the Company ("Newco"), Fluor Daniel, Inc., a California corporation ("Holdings"), and Fluor Daniel Environmental Services, Inc., a California corporation and a wholly owned subsidiary of Holdings ("FDESI").

    WHEREAS, the Company, Newco, Holdings and FDESI entered into that certain Investment Agreement dated as of December 11, 1995 (the "Investment Agreement") pursuant to which, among other things, the Company will effect a recapitalization of its capital stock, FDESI will be merged with and into Newco, and Holdings will receive certain shares of capital stock of the Company; and

    WHEREAS, the parties desire to amend the Investment Agreement as set forth below;

    NOW, THEREFORE, the parties hereto, in consideration of the premises and agreements herein contained and intending to be legally bound hereby, agree as follows:

    1. That the fifth "whereas" clause be amended and restated to read in its entirety as follows:

       "WHEREAS, to emphasize the close relationship of Holdings and the Company after the Merger at the completion of the transactions contemplated hereby, upon consummation of such transactions, the Company will change its name to 'Fluor Daniel GTI, Inc.' (the "Name Change");

    2. That subclause (ii) of Section 1.1 be amended to read in its entirety as follows:

       "(ii) the name of the Company will be changed to 'Fluor Daniel
       GTI, Inc.'"

    3. That clause (ii) of subsection (c) of Section 1.3 be amended and restated to read in its entirety as follows:

       "(ii) the average of the closing price of the New Common Stock on the NASDAQ National Market for the five trading days immediately following the Closing Date."

    4. That the second sentence of Section 5.7 be amended and restated to read in its entirety as follows:

       "Promptly after the Closing Date (but effective as of the Closing Date of the Merger), each of the Employee Stock Options outstanding under the Company's 1987 Stock Plan and each of the outstanding Director Stock Options shall be canceled, and the holder thereof shall receive, in exchange therefore, a substitute option (an "Adjusted Option") to purchase a number of shares of New Common Stock equal to the number of shares of Old Common Stock subject to such canceled option multiplied by the Adjustment Fraction (as defined below), at a per share exercise price equal to the per share exercise price of such canceled option multiplied by a fraction equal to one divided by the Adjustment Fraction."

    5. That clause (iii) of the last paragraph of Section 6.3 be amended and restated to read in its entirety as follows:

       "(iii) an officer, director, employee, principal stockholder, consultant or partner of a person that is a competitor of Holdings or any of its Affiliates (unless agreed to in writing by Holdings) or of the Company or any of its Affiliates (unless agreed to in writing by the Company)."

    6. That the  references  to April 30, 1996  contained in  subsections  (ii),
(vi), (vii) and (viii) of Section 9.1 be amended to read May 31, 1996.

    Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Investment Agreement

    This Agreement of Amendment may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same instrument.

    Except as amended herein, the Investment Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date and year first above written.

                                            GROUNDWATER TECHNOLOGY, INC.

                                            By: /s/ WALTER C. BARBER
                                               --------------------------------
                                               Name: Walter C. Barber
                                               Title: President

                                            GTI ACQUISITION CORPORATION

                                            By: /s/ WALTER C. BARBER
                                               --------------------------------
                                               Name: Walter C. Barber
                                               Title: President

                                            FLUOR DANIEL, INC.

                                            By:    /s/ D.L. MYERS
                                               --------------------------------
                                               Name: D.L. Myers
                                               Title: President

                                            FLUOR DANIEL ENVIRONMENTAL
                                             SERVICES, INC.

                                            By:    /s/ D.L. MYERS
                                               --------------------------------
                                               Name: D.L. Myers
                                               Title: President